SWIFT TRANSPORTATION REPORTS
2006 FIRST QUARTER RESULTS
Net Earnings Of $37.5 Million Or $0.50 Per Share,
Up From $19.4 Million Or $0.26 Per Share In 2005 First Quarter
Key Operational Benchmarks Improve;
Company Achieves 91.3% Operating Ratio
Phoenix, AZ — April 19, 2006 — Swift Transportation Co., Inc. (NASDAQ-NMS: SWFT) today reported results for the first quarter ended March 31, 2006.
Operating revenues were $763.0 million for the first quarter of 2006, up 2.7% from $742.6 million in the first quarter of 2005. Net earnings were $37.5 million or $0.50 cents per share for the first quarter of 2006, up 92% from $19.4 million or $0.26 cents per share in the first quarter of 2005.
First quarter 2006 operating revenue includes $99.1 million of fuel surcharge revenue versus $66.4 million for the corresponding quarter of 2005. Excluding this fuel surcharge revenue, operating revenue decreased $12.3 million or 1.8%. The decrease was primarily due to the reduction in average linehaul tractors of 1,329 from the first quarter of 2005 to the first quarter of 2006. Most of the decrease in average linehaul tractors occurred in the last two quarters of 2005. The decrease in operating revenue resulting from the reduction in average linehaul tractors was partially offset by an increase in revenue per loaded mile. Revenue per loaded mile was $1.6126 in the first quarter of 2006 compared to $1.5461 in the first quarter of 2005, an increase of 4.3%.
First quarter results in 2006 and 2005 include $811,000 and $1.8 million, respectively, in pre-tax benefit for the reduction in market value of the interest rate derivative agreements. In addition, 2006 results include a $5.1 million gain from the settlement of litigation while the 2005 results include a $4.4 million gain from the sale of real estate. Excluding the impacts on the first quarter in 2006 and 2005 of the interest rate derivative agreements, the litigation settlement and the gain on the sale of real estate, net earnings in the first quarters of 2006 and 2005 would have been $33.9 million or 45 cents per share and $15.7 million or 21 cents per share, respectively (see following Net Earnings reconciliation table).
Key operational metrics: rate, utilization and deadhead percentage, all trended positive, resulting in revenue per tractor per week of $2,991, up 4.9% from $2,851 in the first quarter of 2005. The Company achieved a 91.3% operating ratio in the first quarter of 2006.
Robert W. Cunningham, Chief Executive Officer and President, said, “The company’s results reflect our disciplined approach to improving performance and the hard work and dedication of a terrific group of drivers and staff. While we are delighted with this quarter’s progress and results, the process to return our company to profitability levels we once enjoyed is a journey. We caution against projecting the scope of this quarter’s rate of improvement out for subsequent quarters. Our long-term goals as communicated at our February Investor Day remain unchanged. We intend to continue on the course we have set, focused on bottom line growth through improvement in utilization, rate and cost control.”

Swift will hold a conference call to discuss these results at 10:00 AM Eastern time on Thursday, April 20, 2006. Individuals with questions may dial in at 800-480-8614. For others, the conference call will be broadcast live on the Internet at http://www.earnings.com/ and may also be accessed through the Company’s web site, http://www.swifttrans.com/. Replays will be available on these websites for two weeks.
Swift is the holding company for Swift Transportation Co., Inc., a truckload carrier headquartered in Phoenix, Arizona. Swift’s trucking subsidiaries operate the largest fleet of truckload carrier equipment in the United States with regional and transcontinental operations throughout most of North America.
Forward-looking statement disclosure:
This press release contains statements that may constitute forward-looking statements, usually identified by words such as “anticipates,” “believes,” “estimates,” “projects,” “expects,” “intends” or similar expressions which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Such statements include, but are not limited to, statements concerning our long-term goals and our intention to continue on the course we have set, as well as other information. Such statements are based upon the current beliefs and expectations of Swift’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
As to Swift’s business and financial performance generally, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: excess capacity in the trucking industry; significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees, insurance premiums and driver compensation, to the extent not offset by increases in freight rates or fuel surcharges; recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries (such as retail and manufacturing) in which Swift has a significant concentration of customers; seasonal factors such as harsh weather conditions that increase operating costs; difficulties in driver recruitment or increases in driver compensation to the extent not offset by increases in freight rates; the inability of Swift to continue to secure acceptable financing arrangements; an adverse determination by the FMSCA with respect to Swift’s safety rating and any resulting loss of customers or potential customers or material increase in insurance costs; an unanticipated increase in the number or dollar amount of claims for which Swift is self insured; competition from trucking, rail and intermodal competitors; the potential impact of current litigation, regulatory issues, or other government actions; and a significant reduction in or termination of Swift’s trucking services by a key customer.
A discussion of these and other factors that could cause Swift’s results to differ materially from those described in the forward-looking statements can be found in the most recent Annual Report on Form 10-K of Swift, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Swift undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Furthermore, nothing herein shall constitute an adoption or approval of any analyst report regarding Swift, nor any undertaking to update or comment upon analysts’ expectations in the future.
Condensed, consolidated statements of earnings for the three months ended March 31, 2006 and 2005 are as follows:

Swift Transportation Co., Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006		2005

Operating revenue	$763,012	100%	$742,618	100%
Operating expenses:
Salaries, wages and employee benefits	229,147	30.0%	249,063	33.5%
Operating supplies and expenses	61,604	8.1%	67,145	9.1%
Fuel	144,161	18.9%	136,313	18.4%
Purchased transportation	138,587	18.2%	127,492	17.2%
Rental expense	11,712	1.5%	16,878	2.3%
Insurance and claims	35,825	4.7%	40,394	5.4%
Depreciation, amortization and impairment	55,594	7.3%	48,076	6.5%
(Gain) loss on equipment disposal	(1,294)	(.2%)	280
Communication and utilities	7,332	1.0%	8,265	1.1%
Operating taxes and licenses	13,679	1.8%	17,179	2.3%

Total operating expenses	696,347	91.3%	711,085	95.8%

Operating income	66,665	8.7%	31,533	4.2%

Interest expense	6,690	0.9%	4,972	0.6%
Interest income	(422)	(.1%)	(152)
Other (income) expense	(238)		(5,167)	(0.7%)

Earnings before income taxes	60,635	7.9%	31,880	4.3%
Income taxes	23,088	3.0%	12,433	1.7%

Net earnings	$37,547	4.9%	$19,447	2.6%

Diluted earnings per share	$.50		$.26

Shares used in per share calculations	75,564		73,482

Contact: Glynis Bryan, CFO of Swift Transportation Co., Inc.
(602) 269-9700

Swift Transportation Co., Inc. and Subsidiaries
Net Earnings Reconciliation Table*
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Net earnings	$37,547	$19,447

Adjustment to market value of interest derivative agreements	(811)	(1,815)
Gain on real estate sale		(4,351)
Litigation settlement	(5,150)

	31,586	13,281
Income tax effect	2,265	2,405

Adjusted net earnings	$33,851	$15,686

Shares used in per share calculations	75,564	73,482

Adjusted earnings per share	$.45	$.21

*	Management believes the presentation of earnings without the impact of the interest rate derivative agreements, the litigation settlement and the gain on the sale of real estate is useful in comparing the results from period to period due to the historical volatility of the interest rate derivative agreements and the infrequent nature of the litigation settlement and the gain on the sale of real estate.

Swift Transportation Co., Inc. and Subsidiaries
Operating Statistics
(Excluding Fuel Surcharge)

	Three Months Ended
	March 31,
	2006	2005
Total Miles *	454,488	492,793
Loaded Miles *	398,534	428,022
Trucking Revenue *	$642,691	$661,750
Revenue per Tractor per day	$608	$588
Revenue per loaded mile	$1.6126	$1.5461
Average Linehaul Tractors	16,526	17,855
Deadhead Percentage	12.31%	13.14%
Period End Linehaul Tractor Count
Company	14,162	15,123
Owner Operator	3,315	3,552

Total	17,477	18,675

*	In Thousands
Swift Transportation Co., Inc. and Subsidiaries
Selected Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2006	2005

Cash	$53,838	$13,098
Total Assets	$2,183,657	$2,218,530
Capital leases, debt and securitization	$525,590	$610,786
Total Liabilities	$1,273,108	$1,348,486
Equity	$910,549	$870,044

Swift Transportation Co., Inc. and Subsidiaries
Selected Cash Flow Statement Data
(in thousands)

	Three Months Ended
	March 31,
	2006	2005

Net cash provided by operating activities	$119,231	$81,704

Capital expenditures (net of disposal proceeds)	$(5,216)	$(54,937)
Other investing activities	9,433	3,880

Net cash provided by (used in) investing activities	$4,217	$(51,057)

Purchase of treasury stock	$(27,569)	$0
Other financing activities	(55,102)	(40,311)

Net cash used in financing activities	$(82,671)	$(40,311)